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                                                                     EXHIBIT 1-A

                          NATIONAL STEEL CORPORATION

                                 $225,000,000
                 FIRST MORTGAGE BONDS, 9 7/8% SERIES DUE 2009

                              Purchase Agreement


                                                        New York, New York
                                                        March 3, 1999


SALOMON SMITH BARNEY INC.
J.P. MORGAN SECURITIES INC.

c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

     National Steel Corporation, a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several parties named in Schedule I hereto
(the "INITIAL PURCHASERS") $225,000,000 principal amount of its First Mortgage Bonds, 9 7/8% Series due 2009 (the "SECURITIES"). The Securities are to be issued under the Indenture of Mortgage and Deed of Trust dated May 1, 1952 (the "ORIGINAL INDENTURE") from the Company and Great Lakes Steel Corporation, a former wholly-owned subsidiary of the Company which in 1966 was merged into the Company, to City Bank Farmers Trust Company and Ralph E. Morton, as Trustees, as supplemented by all instruments supplemental thereto, including a proposed Tenth Supplemental Indenture to be dated as of March 8, 1999 (the TENTH SUPPLEMENTAL INDENTURE"), among the Company and The Chase Manhattan Bank (the "TRUSTEE") and Frank J. Grippo, as Trustees. The Original Indenture and all instruments supplemental thereto are herein together sometimes referred to as the "Indenture". The Securities have the benefit of the Registration Rights
Agreement (the "REGISTRATION RIGHTS AGREEMENT"), to be dated as of March 8,
1999, between the Company and the Initial Purchasers, pursuant to which the Company has agreed to register the Securities under the Securities Act subject to the terms and conditions therein specified. The term Initial Purchasers
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shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 17 herein.

     The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Securities Act in reliance upon exemptions from the registration requirements of the Securities Act.

     In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated February 16, 1999 (including any information incorporated by reference therein) (the "PRELIMINARY MEMORANDUM"), and a final offering memorandum, dated March 3, 1999 (including any information incorporated by reference therein)(the "FINAL MEMORANDUM"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, all references herein to the Final Memorandum are to the Final Memorandum at the date and time that this Agreement is executed and delivered by the parties hereto (the "EXECUTION TIME") and are not meant to include any amendment or supplement thereto subsequent to the Execution Time and any references herein to the terms "AMEND", "AMENDMENT" or "SUPPLEMENT" with respect to the Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act, subsequent to the Execution Time which is incorporated by reference therein.

     Capitalized terms used herein without definition have the respective meanings assigned to them in the Final Memorandum.

     1.   Representations and Warranties. The Company represents and warrants to
          ------------------------------
each of the Initial Purchasers as set forth below in this Section 1.

          (a) At the Execution Time and on the Closing Date, the Final Memorandum, does not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers

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     specifically for inclusion therein, it being understood that the only such information is that described in Section 8 hereof.

          (b) Each document filed pursuant to the Exchange Act and incorporated by reference in the Final Memorandum, when it was filed with the Commission, as amended at or prior to the Closing Date, conformed in all material respects to the requirements of the Exchange Act and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Final Memorandum when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) The consolidated financial statements, and the related notes thereto, included or incorporated by reference in the Final Memorandum present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; and said consolidated financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis except as otherwise specified therein or in the reports related thereto, and the supporting schedules included or incorporated by reference in the Final Memorandum present fairly the information required to be stated therein.

          (d) Since the respective dates as of which information is given in the Final Memorandum, there has not been any material adverse change in or affecting the business, prospects, financial position or results of operations of the Company and its subsidiaries (which term shall, for purposes of this Agreement, be limited to entities in which the Company has a majority interest) taken as a whole, otherwise than as set forth or contemplated in the Final Memorandum and, except as set forth or contemplated in the Final Memorandum neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries taken as a whole.

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          (e)  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Final Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

          (f) The Company has no "significant subsidiaries" within the meaning of Rule 1-02 of Regulation S-X promulgated by the Commission.

          (g) This Agreement has been duly authorized, executed and delivered by the Company; the Indenture has been duly authorized and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company, will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity; and the Registration Rights Agreement has been duly authorized and, when executed and delivered by the Company, will constitute the legal, valid, binding and enforceable instrument of the Company, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity and except as rights to indemnification and contribution under the Registration Rights Agreement by be limited under applicable law.

          (h) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement pursuant to which such Securities are to be issued. The Indenture creates a valid lien on and first priority perfected security interest in the Mortgaged Property and, on the Closing Date, will secure the payment of the Securities in accordance with the terms thereof and, except as permitted by the Indenture, at the Closing Date, the Mortgaged Property will be free and clear of all liens, encumbrances, charges, claims and security interests. On

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     the Closing Date, no filings, recordings or other action will be required in order to perfect the liens created by the Indenture except for the filings or recordings which on or before the Closing Date will have been duly made (or, to the extent acceptable to the Initial Purchasers in their sole discretion, which will be made promptly after the Closing Date) with respect to the Mortgaged Property with appropriate state and local filing offices.

          (i) Neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its Certificate of Incorporation or By-Laws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Company and its subsidiaries taken as a whole; neither the execution and delivery of the Indenture, this Agreement or the Registration Rights Agreement, the issue and sale of the Securities nor the performance by the Company of its obligations under this Agreement, the Indenture or the Registration Rights Agreement nor the consummation of the transactions contemplated herein or therein will conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or any violation by the Company of any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties, except for conflicts, breaches, defaults and violations which individually and in the aggregate are not material to the Company and its subsidiaries taken as a whole; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Securities by the Company or the consummation by the Company of the transactions contemplated by this Agreement, the Indenture or the Registration Rights Agreement, except such consents, approvals, authorizations, registrations or qualifications (i) as will be obtained under the Securities Act and the Trust Indenture Act, (ii) as may be required under state securities or Blue Sky Laws in connection with the purchase and distribution of the Securities by the Initial Purchasers in the

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     manner contemplated herein and in the Final Memorandum and the Registration
     Rights Agreement, and (iii) the absence of which individually and in the aggregate both are not material to the Company and its subsidiaries taken as a whole and would not have a material adverse effect on the sale or ownership of the Securities.

          (j) Other than as set forth or contemplated in the Final Memorandum, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which is reasonably likely to have a material adverse effect on the business, financial position or results of operations of the Company and its subsidiaries, taken as a whole, or on the ability of the Company to perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no statutes or regulations, the effect of which would be required by the Securities Act to be described in a prospectus relating to a registered offering of Securities, or contracts or other documents of a character which would be required to be described in a prospectus relating to a registered offering of Securities, in each case which is not so described in the Final Memorandum in all material respects.

          (k) Other than as set forth in the Final Memorandum the Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and
     (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws described in clause (i), failure to receive required permits, licenses or other approvals described in clause (ii) or failure to comply with the terms and conditions of such permits, licenses or approvals described in clause (iii) would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole.

          (l) Other than as set forth or contemplated in the Final Memorandum, the Company has reasonably concluded that the costs and

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     liabilities associated with the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole.

          (m) Each of the Company and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Final Memorandum except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

          (n) The Company and its subsidiaries have good title to all items of real property and personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are referred to in the Final Memorandum or such as would not individually or in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, existing and, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect relating to creditors' rights generally and general principles of equity, enforceable leases with such exceptions as would not individually or in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole.

          (o) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers and stockholders of the Company or any of its subsidiaries on the other hand, which would be required by the Securities Act to be described in a Prospectus relating to a registered Offering of Securities which is not so described in the Final Memorandum in all material respects.

          (p) The Company has not taken nor will it take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the offering of the Securities.

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          (q)  None of the Company, any of its Affiliates or any person acting on its or their behalf, has (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) that is currently or will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Securities Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

          (r) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

          (s) None of the Company, any of its Affiliates, or any person acting on its or their behalf, has engaged in any directed selling efforts with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

          (t) The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

          (u) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated by this Agreement).

          (v) Except as contemplated by the Registration Rights Agreement, it is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement and the Final Memorandum to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

     2.   Purchase and Sale. Subject to the terms and conditions and in reliance
          -----------------
upon the representations and warranties herein set forth, the Company agrees to sell to the Initial Purchasers, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.226% of the principal amount thereof less a discount of 2.5% of the principal amount thereof, the principal amount of Securities set forth opposite each Initial Purchaser's name in Schedule I hereto.

     3.   Delivery and Payment. Delivery of and payment for the Securities shall
          --------------------
be made at 10:00 A.M., New York City time, on March 8, 1999, or such

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later date (not later than March 11, 1999) as the Initial Purchasers shall designate, which date and time may be postponed by agreement between the Initial Purchasers and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "CLOSING DATE"). Delivery of the Securities shall be made to the Initial Purchasers against payment by the several Initial Purchasers of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to a U.S. dollar account in New York previously designated by the Company or such other manner of payment as may be designated by the Company and agreed to by the Initial Purchasers not less than two business days prior to the Closing Date. Delivery of the Securities shall be made at the office of Davis Polk & Wardwell ("COUNSEL FOR THE INITIAL PURCHASERS"), 450 Lexington Avenue, New York, New York. Delivery of certificates for the Securities shall be made through the facilities of The Depository Trust Company unless the Initial Purchasers shall otherwise instruct not less than three full business days in advance of the Closing Date.

     The Company agrees to have the certificates for the Securities available for inspection by the Initial Purchasers in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

     4.   Offering by Initial Purchasers. Each Initial Purchaser (i)
          ------------------------------
acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold except pursuant to Rule 144A under the Securities Act, Regulation S or another exemption from the registration requirements of the Securities Act or pursuant to an effective registration statement under the Securities Act and (ii) severally and not jointly, represents and warrants to and agrees with the Company that:

          (a) It has not offered or sold, and will not offer or sell, any Securities except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A or (ii) in accordance with the restrictions set forth in Exhibit A hereto.

          (b) Neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States, except pursuant to a registered public offering as provided in the Registration Rights Agreement.

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          (c)  It has (i) not offered or sold, and will not offer or sell, in the United Kingdom, by means of any document, any Securities other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or as agent (except in circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1985 of Great Britain), (ii) complied and will comply with all applicable provisions of the Financial Services Act 1986 of the United Kingdom with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (iii) only issued or passed on, and will only issue or pass on, in the United Kingdom any document received by it in connection with the issue of Securities to a person who is of the kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1988, as amended, or is a person to whom the document may otherwise lawfully be issued or passed on.

     5.   Agreements. The Company agrees with each Initial Purchaser that:
          ----------

          (a) The Company will furnish to each Initial Purchaser and to Counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as it may reasonably request.

          (b) The Company will not amend or supplement the Final Memorandum, other than by filing documents under the Exchange Act that are incorporated by reference therein, provided, however, that, prior to the completion of the distribution of the Securities by the Initial Purchasers (as determined by the Initial Purchasers), the Company will not file any document under the Exchange Act that is incorporated by reference in the Final Memorandum unless, prior to such proposed filing, the Company has furnished the Initial Purchasers with a copy of such document for their review and has given reasonable consideration to any comments or objections of the Initial Purchasers prior to the filing of such document. The Company will promptly advise the Initial Purchasers when any document filed under the Exchange Act that is incorporated by reference in the Final Memorandum shall have been filed with the Commission.

          (c) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers, any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company promptly (i) will notify the Initial Purchasers of any such event;
     (ii) subject to the requirements of paragraph (b) of this Section 5, will prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) will supply any supplemented or amended Final Memorandum to the Initial Purchasers and Counsel for the Initial Purchasers without charge in such quantities as you may reasonably request.

          (d) Until such time as the Exchange Offer is complete, the Company will not, nor will it permit any of its respective Affiliates to, resell any Securities that constitute "restricted securities" under Rule 144A that have been acquired by any of them.

          (e) Except in accordance with the Registration Rights Agreement, neither the Company, any of its or respective Affiliates, nor any person acting on its or their behalf, will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act.

          (f) None of the Company, any of its Affiliates, or any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States, except pursuant to a registered public offering as provided in the Registration Rights Agreement.

          (g) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

          (h) None of the Company, any of its Affiliates, or any person acting on its or their behalf will engage in any directed selling efforts with respect to the Securities, except pursuant to a registered public offering, and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

          (i) The Company will cooperate with the Initial Purchasers and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

          (j) The Company will not, until 180 days following the Closing Date, without the prior written consent of Salomon Smith Barney Inc., offer, sell or contract to sell, grant any other option to purchase or otherwise dispose of, directly or indirectly, or announce the offering of, or file a registration statement for, any debt securities issued or guaranteed by the Company (other than as required under the Registration Rights Agreement). The Company will not at any time offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Securities as contemplated by this Agreement and the Final Memorandum.

          (k) The Company hereby agrees to permit the Securities to be designated PORTAL eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. relating to trading in The PORTAL Market.

          (l) The Company hereby agrees to apply the net proceeds from the sale of the Securities as set forth in the Final Memorandum under the heading "Use of Proceeds".

          (m) The Company agrees to pay the costs and expenses relating to the following matters: (i) the costs and expenses incurred by the Company in the preparation, printing and distribution of the Indenture and the Registration Rights Agreement and the issuance of the Securities; (ii) the fees and expenses of the Trustee; (iii) the preparation, printing or reproduction of the Preliminary Memorandum and Final Memorandum and each amendment or supplement to either of them; (iv) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary

     Memorandum and Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (v) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (vi) the printing (or reproduction) and delivery of all agreements or documents printed (or reproduced) and delivered to the Initial Purchasers and the prospective purchasers in connection with the offering of the Securities;
     (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (viii) admitting the Securities for trading in the PORTAL Market; (ix) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (x) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (xi) all other costs and expenses incurred by the Company in the performance of its obligations hereunder.

     6.   Conditions to the Obligations of the Initial Purchasers. The
          -------------------------------------------------------
obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the Execution Time, and the Closing Date, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel for the Company, shall have furnished to the Representatives its written opinion, dated the Closing Date, in the form of Exhibit B hereto.

     In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws of the State of New York, upon the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, (B) as to matters involving the application of laws other than the laws of the United States and the State of New York and the General Corporation Law of the State of Delaware, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (reasonably satisfactory to Initial Purchasers' counsel) of other counsel reasonably acceptable to the Initial Purchasers' counsel, familiar with the applicable laws; and (C) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company, accountants and engineers and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. For purposes of rendering such opinions, compliance with financial covenants contained in any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument relating to the Company or any of its subsidiaries shall be deemed to be a question of fact. With respect to the matters to be covered in subparagraph (viii) above, counsel may state that (A) they are not passing upon the adequacy of the derivation or compilation from Company financial statements or financial records of any financial or statistical data and (B) their opinion and belief is based upon their participation in the preparation of the Final Memorandum and any amendment or supplement thereto and review and discussion of the contents thereof but is without independent check or verification except as specified.

     All references in this Section 6 to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the Closing Date.

          (b) Yukevich, Murchetti, Liekar & Zangrilli special counsel for the Company, shall have furnished to the Initial Purchasers their written opinion, dated the Closing Date, in the form of Exhibit C hereto.

     In rendering such opinions, such counsel may (A) rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and (B) state that they are not passing upon the adequacy or accuracy of the derivation or compilation from Company financial statements or financial records of any financial or statistical data.

          (c) The Initial Purchasers shall have received from Davis Polk & Wardwell, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Initial Purchasers, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (d) The Company shall have furnished to the Initial Purchasers a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

               (ii) since the date of the most recent financial statements included in the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

          (e) At the Execution Time and at the Closing Date, Ernst & Young LLP shall have furnished to the Initial Purchasers a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers.

          (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6, or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Initial Purchasers, so material and adverse as to make it impractical to market the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

          (g) Subsequent to the Execution Time, there shall not have been (i) any decrease in the rating of the Securities or any of the Company's other debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities
     Act) or (ii) any notice given of any intended or potential decrease in any such rating or that such organization has under surveillance or review (other than any such notice with positive implications of a possible upgrading) its rating of the Securities or any of the Company's other debt securities.

          (h) The Securities shall have been designated as PORTAL-eligible securities in accordance with the rules and regulations of the NASD, and the Securities shall be eligible for clearance and settlement through The Depositary Trust Company.

          (i) The Company shall have furnished to the Trustee a certified resolution in accordance with Section 3.03(a) of the Original Indenture.

          (j) The Company shall have furnished to the Trustee an officer's certificate, as to all conditions precedent relating to authentication of the Securities being satisfied and no defaults existing under the Indenture, in accordance with Section 3.03(b) and Section 16.01(a) of the Original Indenture.

          (k) The Company shall have requested and caused Douglas, Alexa, Koppen & Hurley, Sorling, Northrup, Hanna, Cullen and Cochran, Ltd. and Clark Hill PLC, special counsel for the Company to furnish the Trustee and the Initial Purchasers their opinion, dated the Closing Date, to the effect set forth in Section 3.03(c), Section 3.05(e), Section 3.05(f) and Section 16.01(b) of the Original Indenture.

          (l) The Company shall have furnished to the Trustee the Tenth Supplemental Indenture.

          (m) The Company shall have furnished to the Trustee an officers' certificate with respect to (i) the net bondable value of property additions in accordance with Section 3.05(a) of the Original Indenture and
     (ii) the value of available refundable Bonds in accordance with Section 3.09(a) of the Original Indenture.

          (n) The Company shall have furnished to the Trustee an engineer's certificate in accordance with Section 3.05(b) of the Original Indenture.

          (o) The Company shall have furnished to the Trustee an independent accountant's certificate in accordance with Section 3.05(d) and Section 16.01(c) of the Original Indenture.

          (p) The Company shall have furnished to the Initial Purchasers an insurance certificate of its independent consultant substantially in the form delivered annually under Section 4.06 of the Indenture.

          (q) At or before the Closing Date (i) evidence (including without limitation, the results of lien and title searches) reasonably satisfactory to the Initial Purchasers of the absence of any liens other than permitted liens on any of the Mortgaged Property shall have been furnished to the Initial Purchasers, and (ii) such evidence of the completion of all recordings and filings of the Indenture, and of the execution, delivery, recording and or filing of such other documents, as may be necessary or, in the reasonable opinion of the Initial Purchasers, desirable to create or perfect the liens created, or purported or intended to be created, by the Indenture shall have been furnished to the Initial Purchasers.

          (r) On or prior to the Closing Date the Company shall have furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers shall reasonably request.

     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and Counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

     The documents required to be delivered by this Section 13 will be delivered at the office of Counsel for the Initial Purchasers, at 450 Lexington Avenue, New York, New York, on the Closing Date.

     7.   Reimbursement of Expenses.  If the sale of the Securities provided for
          -------------------------
herein is not consummated because of any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, in each case other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through Salomon Smith Barney, Inc. upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

     8.   Indemnification and Contribution.  (a)   The Company agrees to
          --------------------------------
indemnify and hold harmless each Initial Purchaser, each director, officer, employee and agent of any Initial Purchaser and each other person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several (including, without limitation, the reasonable legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted), to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum (or in any supplement or amendment thereto), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of either Initial Purchasers specifically for inclusion therein, it being understood that the only such information is that described in Section 8(b). This indemnity agreement will be in addition to any liability that the Company may otherwise have. Such indemnity with respect to the Preliminary Memorandum shall not inure to the benefit of either Initial Purchaser (or any of the directors, officers, employees and agents of such Initial Purchaser) from whom the person asserting any such loss, claim, damage or liability purchased the Securities that are the subject thereof if such person did not receive a copy of the Final Memorandum as amended or supplemented at or prior to the confirmation of the sale of such Securities to such person in any case where the untrue statement or omission of a material fact contained in such Preliminary Memorandum was corrected in the Final Memorandum as amended or supplemented and the sale to the person asserting any such loss, claim, damage or liability was an initial resale of such Securities by such Initial Purchaser.

          (b) Each Initial Purchaser severally and not jointly agrees to indemnify and hold harmless each of the Company, its directors and officers, and each other person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Initial Purchasers, but only with reference to written information relating to such Initial Purchasers furnished to the Company by or on behalf of the Initial Purchasers specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment thereof or supplement thereto). This indemnity agreement will be in addition to any liability that the Initial Purchasers may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page, the first paragraph on page 3 and the penultimate paragraph under the heading "Plan of Distribution" in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment thereof or supplement thereto).

          (c) Promptly after receipt by an indemnified party under this Section 7,8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7,8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood and agreed, however, that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate counsel for all such indemnified parties (and any local counsel) and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify any indemnified party from and against any loss or liability by reason of such settlement or judgment except as otherwise provided herein. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. An indemnifying party shall not be liable for any settlement of an action or claim without its written consent.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7,8 is unavailable to or insufficient to hold harmless an indemnified party for any reason except by virtue of the last sentence of
     Section 7(a), the Company and the Initial Purchasers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "LOSSES") to which the Company or either of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand or the Initial Purchasers on the other, as applicable, from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser (except as may be provided in any agreement among the Initial Purchasers relating to the offering of the Securities) be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand or the Initial Purchasers on the other hand, as applicable, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering of the Securities (before deducting expenses), and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions, in each case as set forth on the cover page of the Final Memorandum. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company on the one hand, or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.

          Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective purchase obligations and not joint. For purposes of this Section 7,8, each person who controls an Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each director, officer, employee and such agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Securities Act or the Exchange

     Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

     The indemnity and contribution agreements contained in this Section 8 are in addition to any liability which the indemnifying parties may otherwise have to the indemnified parties referred to above. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser or any person controlling any Initial Purchaser or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Securities.

     9.   Default by an Initial Purchaser. If any of the Initial Purchasers
          -------------------------------
shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchaser shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Initial Purchaser does not purchase all the Securities, this Agreement will terminate without liability to the non-defaulting Initial Purchaser or the Company. In the event of a default by an Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the non-defaulting Initial Purchaser shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve a defaulting Initial Purchaser of its liability, if any, to the Company or the non-defaulting Initial Purchaser for damages occasioned by its default hereunder.

     10.  Termination. This Agreement shall be subject to termination in the
          -----------
absolute discretion of the Initial Purchasers, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in any of the Company's securities shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or
(iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Initial Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

     11.  Representations and Indemnities to Survive.  The respective
          ------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Company, or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers, the Company or any of the officers, directors or controlling persons referred to in Section 7, 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections and 7, 8 hereof shall survive the termination or cancellation of this Agreement.

     12.  Notices. All communications hereunder will be in writing and effective
          -------
only on receipt, and, if sent to the Initial Purchasers, will be mailed, delivered or sent by fax and confirmed to them, care of Salomon Smith Barney Inc., General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney Inc. at 388 Greenwich Street, New York, New York 10013 Attention: General Counsel; or, if sent to the Company will be mailed, delivered or faxed to (219) 273-7609 and confirmed to it at 4100 Edison Lakes
Parkway, Mishawaka, Indiana   46545-3440 Attention: General Counsel.

     13.  Successors.  This Agreement will inure to the benefit of and be
          ----------
binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, 8 hereof, and no other person will have any right or obligation hereunder.

     14.  APPLICABLE LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN
          --------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF).

     15.  Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.

     16.  Headings.  The section headings used herein are for convenience only
          --------
and shall not affect the construction hereof.

     17.  Definitions.  The terms which follow, when used in this Agreement,
          -----------
shall have the meanings indicated.

     "Affiliate" shall have the meaning specified in Rule 501(b) of Regulation
D.

     "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

     "Commission" shall mean the Securities and Exchange Commission.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "Regulation D" shall mean Regulation D under the Act.

     "Regulation S" shall mean Regulation S under the Act.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Company and the Initial Purchasers.



                         Very truly yours,

                         NATIONAL STEEL CORPORATION

                         By: /s/ William E. McDonough
                            ------------------------------
                             Name:  William E. McDonough
                             Title: Treasurer

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

SALOMON SMITH BARNEY INC.
J.P. MORGAN SECURITIES INC.

By:  SALOMON SMITH BARNEY INC.

By:  /s/ David R. Dowdle
     ____________________________
  Name:  David R. Dowdle
  Title: Associate

                                                                      SCHEDULE I

                                                PRINCIPAL
                                           AMOUNT OF SECURITIES
INITIAL PURCHASERS                           TO BE PURCHASED
------------------                         --------------------
Salomon Smith Barney Inc................     $   157,500,000
J.P. Morgan Securities Inc..............          67,500,000

                                           --------------------
       Total............................     $   225,000,000